Filed Pursuant to Rule 424(b)(3)
Registration No. 333-167013

PROSPECTUS

CAMAC Energy Inc.

89,467,120 Shares of Common Stock

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     This prospectus relates to 89,467,120 shares of our common stock beneficially owned by the selling stockholder named under the caption “Selling Security Holders” in this prospectus. We will not receive any proceeds from the sales by the selling stockholder.

     Our common stock is listed on the NYSE Amex under the symbol “CAK.” On May 19, 2010, the last reported sale price for our common stock on the NYSE Amex was $4.02 per share. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

     The shares of our common stock offered under this prospectus are being registered to permit the selling stockholder to sell the shares from time to time in the public market. The selling stockholder may sell the shares through ordinary brokerage transactions or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the selling stockholder may offer the shares for sale. The selling stockholder may sell any, all or none of the shares offered by this prospectus.

     Investing in the shares being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 4, when determining whether to purchase any of these shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 4, 2010

     You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide you with additional or different information. The selling stockholder is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on the front of the document and that information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

     In this prospectus and any prospectus supplement, unless otherwise indicated, “CAMAC,” “the Company,” “we,” “us” and “our” refer to CAMAC Energy Inc., its wholly-owned subsidiaries and joint venture companies, and do not refer to the selling stockholder.

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PROSPECTUS SUMMARY

     This summary highlights information about us and the common stock being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our common stock. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the heading “Where You Can Find More Information.”

Our Company

     We are a global energy exploration, development, production, distribution and services corporation. At this time our main asset is an interest in a Production Sharing Contract, or PSC, with respect to an oilfield asset located offshore Nigeria known as the Oyo Field which commenced production in December 2009 from two subsea wells in a water depth of approximately 300 meters. These wells are connected to the Armada Perdana Floating Production Storage and Offloading, or FPSO, vessel. The FPSO has a treatment capacity of 40,000 barrels of liquids per day, with gas treatment and re-injection facilities, and is capable of storing up to one million barrels of crude oil. The associated gas will be re-injected into the Oyo Field reservoir by a third well to maximize oil recovery. Additional production wells have been proposed and may be drilled as early as the fourth quarter of 2010. Additional information regarding this asset is available in our proxy statement filed with the Securities and Exchange Commission, or the SEC, on March 19, 2010.

Corporate Structure

     The following chart reflects our current corporate organizational structure:

The Offering

Common stock offered by the selling stockholder	89,467,120 shares
Common stock outstanding before the offering	143,597,070 shares (1)
Common stock outstanding after the offering	143,597,070 shares (1)
Proceeds to us	We will not receive any proceeds from the sale of common stock covered by this prospectus.
Trading	Our common stock is traded on the NYSE Amex under the symbol “CAK.”
Risk factors	You should read “Risk Factors” for a discussion of factors that you should consider carefully before deciding whether to purchase shares of our common stock.

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(1) Based on 143,597,070 shares of our common stock issued and outstanding as of May 21, 2010.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, as amended, our definitive proxy statement filed with the SEC on March 19, 2010, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

FORWARD-LOOKING STATEMENTS

     This prospectus includes “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus, and in documents incorporated into this prospectus, including those set forth in “ Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

     Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

     The proceeds from the sale of the common stock covered by this prospectus will be received by the selling shareholder. We will not receive any proceeds from the sale by the selling shareholder of the shares of common stock offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share, of which 30,000,000 shares have been designated as “Series A Convertible Preferred Stock,” 6,291,048 of which remain issuable following the automatic conversion of 23,708,952 shares of the Company’s Series A Convertible Preferred Stock as a result of the Autoconversion (please refer to “Description of Capital Stock—Series A Convertible Preferred Stock” below). The following is a summary of the rights of the Company’s authorized capital stock:

Common Stock

     We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share. As of May 21, 2010, we have 143,597,070 shares of common stock issued and outstanding.

     Each common share entitles the holder to one vote on all matters submitted to a vote of our stockholders. When a dividend is declared by the Company’s board of directors, all stockholders are entitled to receive a fixed dividend subject to preferences applicable to any series of preferred stock that may be issued in the future. All shares of our common stock issued by the Company are of the same class, and have equal liquidation, preference, and adjustment rights subject to preferences applicable to any series of preferred stock that may be issued in the future. Holders of outstanding shares of our common stock have no preemptive, conversion or redemptive rights.

     All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

     Our independent stock transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. Their telephone number is (212) 509-4000.

Series A Convertible Preferred Stock

     Pursuant to the Amended and Restated Certificate of Incorporation of PAP, dated May 2, 2007, as a result of the average closing sales price of our Common Stock exceeding $3.125 per share for twenty consecutive trading days, upon the close of trading on June 5, 2007, all of our 23,708,952 shares of issued and outstanding Series A Convertible Preferred Stock were automatically converted on a 1:1 basis into a total of 23,708,952 shares of Common Stock of the Company (the “Autoconversion”).

Undesignated Preferred Stock

     Our Amended and Restated Certificate of Incorporation permits us to issue up to 50,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

     The rights, privileges, preferences and restrictions of any such series may be subordinated to, made pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class or series of preferred stock or common stock. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock or any other series of preferred stock will be fixed by the certificate of designation relating to such series and, if offered by us, will be set forth in the applicable prospectus supplement, which will specify the terms of the preferred stock, including, but not limited to:

  the maximum number of shares in the series and the distinctive designation;

  the terms on which dividends, if any, will be paid;

  the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

  the voting rights, if any, of the shares of the series;

  the rights and terms of redemption (including sinking and purchase fund provisions); and

  the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of preferred stock.

     There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the common stock, and each holder of shares of our common stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder’s name on our books.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

     We are not subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

  the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

  upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

  the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

     A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Our decision to opt out of Section 203 would allow any interested stockholder to transfer shares in excess of 15% of our voting stock to a third party free of the restrictions imposed by Section 203. This could make us more vulnerable to takeovers that are completed without the approval of our board of directors and without giving us the ability to prohibit or delay such takeovers as effectively. These provisions could also limit the price that investors may be willing to pay in the future for shares of our common stock.

     Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

  Special Meetings of Stockholders — Our Amended and Restated Bylaws provide that special meetings of the stockholders may only be called by our Chairman, our board of directors, or upon written notice to our board of directors by our stockholders holding not less than 25% of our outstanding voting capital stock.

  Amendment of By-laws — Our Amended and Restated Bylaws may be amended by our board of directors alone.

  Advance Notice Procedures — Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

  No cumulative voting — Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not include a provision for cumulative voting in the election of directors.

  Vacancies — Our Amended and Restated Bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

  Preferred Stock — Our Amended and Restated Certificate of Incorporation allow us to issue up to 50,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

  Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

SELLING SECURITY HOLDERS

     This prospectus relates to the resale by the selling stockholder named below from time to time of up to a total of 89,467,120 shares of our common stock, which were issued and sold to the selling stockholder in connection with a purchase and sale transaction described below which is exempt from registration under the Securities Act. All of the common stock offered by this prospectus is being offered by the selling stockholder for its own account.

     On November 18, 2009, we entered into a Purchase and Sale Agreement (the “Purchase Agreement”), as amended on March 4, 2010, with CAMAC Energy Holdings Limited (“CEHL”), an accredited investor, and certain of its affiliates pursuant to which we agreed to acquire all of CEHL’s interest in the PSC with respect to that certain oilfield asset known as the Oyo Field. Pursuant to the Purchase Agreement, as partial consideration for this acquisition we issued to CEHL 89,467,120 shares of our common stock. The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder. Pursuant to the Purchase Agreement, we also entered into a registration rights agreement with CEHL, pursuant to which, among other things, we agreed to register the shares issued to CEHL within a pre-defined period. For additional information regarding this purchase and sale transaction and the related transaction agreements, please see our current reports on Form 8-K filed on November 23, 2009, March 8, 2010, April 13, 2010, our proxy report filed on March 19, 2010, and the exhibits or annexes attached thereto.

     The following table sets forth certain information regarding the selling stockholder and the shares offered by it in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock and underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of May 21, 2010 are included. The selling stockholder’s percentage of ownership in the following table is based upon 143,597,070 shares of common stock outstanding as of May 21, 2010.

     The selling stockholder has not held a position as an officer or director of the Company. All information with respect to share ownership has been furnished by the selling stockholder. The shares being offered are being registered to permit public secondary trading of the shares and the selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, the selling stockholder does not have any material relationships with us or any of our affiliates or predecessors other than as disclosed below. Furthermore, the selling stockholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Maximum
Number of
	Number of Shares of		Shares of
	Common Stock		Common Stock	Shares of Common Stock
	Owned Prior to Offering		Being Offered	Owned After the Offering
Name of Selling Stockholder	Number	Percent (2)		Number (1)	Percent (1)
CAMAC Energy Holdings Limited (3) (4)	89,467,120	62.3%	89,467,120	0	*

* Less than 1%.

(1) Assumes that all securities offered are sold.

(2) As of May 21, 2010, a total of 143,597,070 shares of our common stock are considered outstanding pursuant to SEC Rule 13d-3(d)(1).

(3) Based on a Schedule 13D filed with the SEC on April 19, 2010 by CEHL, CAMAC Energy EP Limited (“CEEP”), CAMAC International Ltd. (“CIL”), Dr. Kase Lawal, Limota Lawal, Iyabo Adegbemile, Kamoru Lawal, Sifawu Lawal and Mukaila Lawal (collectively, the “Lawal Family”), the Lawal Family as a group has the power to vote or dispose of the Common Stock by virtue of the Lawal Family’s ownership of 93.3% of the outstanding shares in CIL. CIL owns all of the outstanding shares in CEEP, and thus has the power to vote or dispose of all such shares, and CEEP owns all of the outstanding shares of CEHL, and thus has the power to vote or dispose of the Common Stock. The members of the Lawal Family stated above, therefore, are the natural control persons. Dr. Kase Lawal, Chairman of our Board of Directors, is a director of CEHL, and is also a director of CEEP and the Chairman and Chief Executive Officer of CIL. Kamoru Lawal, a director of CEHL, is a director of CEEP and serves as a director and the Secretary of CIL. Dr. Kase Lawal and Kamoru Lawal are brothers, Limota Lawal is their mother, Iyabo Adegbemile is their sister, and Mukaila Lawal is their half-brother. Sifawu Lawal is the mother of Kukaila Lawal. Pursuant to the Purchase Agreement, for a period commencing on April 7, 2010 and ending the date that is one (1) year following such date, we agreed that the Board of Directors of the Company will consist of seven (7) members, four (4) of whom will be nominated by CEHL, and three (3) of whom shall be current Company directors. We have also entered into a number of other agreements with CEHL and certain of its affiliates, as disclosed in the Company’s Form 8-K filed with the SEC on April 13, 2010 and incorporated by reference in this prospectus.

(4) Mr. Abiola Lawal, the Company’s Interim Chief Financial Officer, serves the Company on a full-time basis pursuant to a secondment from CAMAC International Corporation (“CIC”), Mr. Abiola Lawal’s employer (the “Secondment”). Mr. Abiola Lawal will remain an employee of CIC, who will be contracting his services to the Company pursuant to the Secondment on a month-to-month basis. The Company’s Chairman and Director, Dr. Kase Lawal, is also a minority shareholder and director of CIC, as well as an indirect shareholder and control person of CEHL. In addition to being a shareholder of CIC, Dr. Kase Lawal is the Chairman and CEO of that company, and is also a director of CIL and CEHL. Mr. Abiola Lawal and Dr. Kase Lawal have no familial relationship. CIC represents the interests of CEHL and other entities affiliated with CAMAC International Ltd. (collectively, “CAMAC Entities”), providing technical, administrative, and other assistance to the CAMAC Entities in the United States and overseas. Although some of the shareholders of CIC, including Dr. Kase Lawal, also own shares of the CAMAC Entities, the majority ownership of CIC and CIL are different. Pursuant to the Secondment, the Company has assumed and pays to CIC directly all compensation and related overhead expenses with respect to Mr. Abiola Lawal’s employment, benefits, and related taxes and fees paid by CIC with respect to his employment by CIC. During the term of Mr. Abiola Lawal’s service to the Company pursuant to the Secondment, he no longer serves as an executive officer of CIC or any party related to CIC or any of the CAMAC Entities.

PLAN OF DISTRIBUTION

     The selling stockholder (including any of its pledgees, donees, transferees, assignees and successors-in-interest) may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     Upon the Company being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

     The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares offered pursuant to this prospectus will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the Company that it acquired the securities subject to this prospectus in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

     FINRA Rule 5110 requires FINRA members firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this prospectus through a member of the FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

  it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

  the complete details of how the selling stockholder’s shares are and will be held, including location of the particular accounts;

  whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholder, including details regarding any such transactions; and

  in the event any of the securities offered by the selling stockholder are sold, transferred, assigned or hypothecated by the selling stockholder in a transaction that directly or indirectly involves a member firm of the FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the FINRA for review.

     No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by the selling stockholder, which total compensation may not exceed 8%.

     The Company has advised the selling stockholder that it is the view of the SEC that it may not use shares registered on the registration statement to which this prospectus relates to cover short sales of our common stock made prior to the date on which the registration statement to which this prospectus relates shall have been declared effective by the SEC. If the selling stockholder uses this prospectus for any sale of the Company’s common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under the registration statement to which this prospectus relates.

     The Company is required to pay all fees and expenses incident to the registration of these shares, but the Company will not receive any proceeds from the sale of our common stock. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.

EXPERTS

     Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the years ended December 31, 2009, 2008 and 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2009, have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in its reports thereon, which conclude that we maintained effective internal control over financial reporting as of December 31, 2009, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.camacenergy.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

     We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC’s website as described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed March 2, 2010;

  Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, filed April 30, 2010;

  Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, filed January 6, 2010;

  Our Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2009, filed on January 6, 2010;

  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed on May 14, 2010;

  Our definitive proxy statement related to our special meeting of stockholders held on April 5, 2010, filed March 19, 2010; and

  Our Current Reports on Form 8-K, as follows:

Form	Filed On

8-K	February 10, 2010 (not including information and exhibits filed pursuant to Item 7.01)
8-K	February 16, 2010 (not including information and exhibits filed pursuant to Item 7.01)
8-K	March 3, 2010 (not including information and exhibits filed pursuant to Item 7.01)
8-K	March 8, 2010 (not including information and exhibits filed pursuant to Item 7.01)
8-K	April 5, 2010
8-K	April 13, 2010
8-K	April 19, 2010
8-K	April 21, 2010
8-K	May 10, 2010
8-K	May 20, 2010
  The description of our common stock, $0.001 par value per share, contained in our Registration Statement on Form 8-A, filed on November 3, 2009 pursuant to Section 12(b) of the Exchange Act.

     All documents that we file after the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

     You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of: Corporate Secretary, 250 East Hartsdale Avenue, Hartsdale, New York 10530, Tel.: (914) 472-6070. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

CAMAC ENERGY INC.

89,467,120 shares of common stock

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PROSPECTUS
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June 4, 2010